SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 31, 2003 (January 28, 2003)

Alliance Bancorp of New England, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13405	06-1495617

(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.

348 Hartford Turnpike, Vernon, CT	06066

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(860) 875–2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired Not applicable
(b)	Pro Forma Financial Information Not applicable
(c)	Exhibits 99(i)Exhibit to Item 9, letter to shareholders dated January 30, 2003. 99(ii)Exhibit to Item 9, news release dated January 28, 2003.

Item 9.    Regulation FD Disclosure.

See Exhibit 99(i), letter to shareholders and Exhibit 99(ii), news release reporting 2002 earnings. The information provided in this Item 9 and Exhibits 99(i) and 99(ii) should not be deemed filed with the Commission but furnished to satisfy requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ALLIANCE BANCORP OF NEW ENGLAND, INC. Registrant

Date: January 31, 2003	By: /s/ David H. Gonci David H. Gonci Senior Vice President/Chief Financial Officer